UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares, Inc.
_____________________

 (Exact name of registrant as specified in its charter)

State of Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares MSCI Belgium Index Fund	NYSE Arca, Inc.	51-0372161

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to GeneralInstruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuantto Section 12(g) of the Exchange Act and is effective pursuant to GeneralInstruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this formrelates:    33-97598

Securities to be registered pursuant to Section 12(g) of the Exchange Act:              None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For the iShares MSCI Belgium Index Fund, reference is made to Post-Effective Amendment No. 47 to the Registrant's registration statement on Form N-1A, which was filed with the Securities and Exchange Commission (“SEC”) on December 28, 2007 (File Nos. 33-97598; 811-09102) and is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.    Registrant's Articles of Restatement, incorporated herein by reference to Exhibit (a.1) of Post-Effective Amendment No. 31 filed with the SEC on December 22, 2006 (File Nos. 33-97598; 811-09102) (“PEA No. 31”).

2.   Registrant's Articles of Amendment, incorporated herein by reference to Exhibit (a.2) of PEA No. 31.

3.   Registrant's Articles Supplementary, incorporated herein by reference to Exhibit (a.3) of PEA No. 31.

4.   Registrant's Articles Supplementary, incorporated herein by reference to Exhibit (a.4) to Post Effective Amendment No. 35 to the Registrant's registration statement on Form N-1A, which was filed with the SEC on July 19, 2007 (File Nos. 33-97598; 811-09102).

5.   Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b.2) to Post Effective Amendment No. 32 to the Registrant's registration statement on Form N-1A, which was filed with the SEC on April 16, 2007 (File Nos. 33-97598; 811-09102).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES, INC.

Date: December 28, 2007	By:	/s/ Eilleen M. Clavere
Eilleen M. Clavere Secretary